EXHIBIT 15

July 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 28, 2004 on our review of interim financial information of Sonoco Products Company for the period ended June 27, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (File No. 33-45594; File No. 33-60039; File No. 333-12657; File No. 333-69929; File No. 333-100799; and File No. 333-100798).

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP